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                                                               Exhibit 24.2

                             POWER OF ATTORNEY

   The undersigned hereby appoints Dan Cohrs as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statements on Form S-3 filed by Global Crossing Ltd. ("GCL") with the Securities and Exchange Commission (the "SEC") on January 18, 2000 relating to GL's 6 3/8% cumulative convertible preferred stock and 7% cumulative convertible preferred stock, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

                                              /s/ Leo J. Hindery, Jr.
                                          -------------------------------------

                                                Leo J. Hindery, Jr.

                                          Chief Executive Officer and Director

                                                Global Crossing Ltd.

Date: May 16, 2000